UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2005

INVISA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50081	65-1005398
(State or other jurisdiction	(Commission	(IIRS Employer
of Incorporation)	File Number)	Identification No.)

6935 15th Street East, Suite 120, Sarasota, Florida 34243

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (941) 355-9361

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to By-Laws.

Effective Friday, August 16, 2005 (the “Effective Date”), the Registrant amended its By-Laws (the “Amendment”) to reduce the quorum necessary to conduct a meeting of the Registrant’s stockholders. Prior to the Amendment, the minimum percentage of stockholders necessary to constitute a quorum was fifty (50%) percent. After giving effect to the Amendment, the minimum percentage of stockholders necessary to constitute a quorum is twenty-five (25%) percent. The Amendment was effected at a shareholder meeting conducted on the Effective Date.

Item 8.01. Other Events

On the Effective Date, the Registrant held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, a majority of the Registrant’s shares of stock represented at the Annual Meeting approved the following proposals:

1)	To elect all four (4) members of the Company’s Board of Directors to serve until the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
2)	To approve and ratify the Amendment to the Registrant’s By-Laws.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
3.1	The text of the Amendment to the Registrant’s By-Laws.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISA, INC.

Date: September 22, 2005	By:	/s/ Stephen A. Michael
Stephen A. Michael
Acting President